UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operation and Financial Condition

LBI Media, Inc. (“LBI Media”), a California corporation and wholly owned subsidiary of LBI Media Holdings, Inc., held a conference call on May 13, 2008 to discuss its financial results for the three months ended March 31, 2008. LBI Media Holdings was also available to answer questions during the conference call. The transcript from the conference call is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The information in this Form 8-K and the exhibit attached hereto is being furnished (not filed) under Item 2.02 of Form 8-K.

During the conference call, LBI Media used the terms “Adjusted EBITDA” and “EBITDA Margin”. Adjusted EBITDA consists of net income (loss) plus income tax expense, gain (loss) on sale of property and equipment, net interest expense, interest rate swap expense, depreciation and amortization and other non-cash gains and losses. EBITDA Margin is defined as Adjusted EBITDA divided by net revenues. These terms, as defined by LBI Media, may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with U.S. generally accepted accounting principles, or GAAP.

Management of LBI Media Holdings considers these measures important indicators of its liquidity relating to its operations, as they eliminate the effect of noncash items. Management believes liquidity is an important measure for LBI Media because it reflects its ability to meet its interest payments under its substantial indebtedness and is a measure of the amount of cash available to grow LBI Media through its acquisition strategy. These measures should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP, such as cash flows from operating activities, operating income, and net income.

LBI Media believes Adjusted EBITDA and EBITDA Margin are useful to an investor in evaluating its liquidity and cash flow because:

•

they are widely used in the broadcasting industry to measure a company’s liquidity and cash flow without regard to items such as impairment of broadcast licenses and depreciation and amortization. The broadcast industry uses liquidity to determine whether a company will be able to cover its capital expenditures and whether a company will be able to acquire additional assets and broadcast licenses if such company intends to implement its acquisition strategy. LBI Media believes that, by eliminating the effects of noncash items, Adjusted EBITDA and EBITDA Margin provide a meaningful measure of liquidity;

•

they give investors other measures to evaluate and compare the results of LBI Media’s operations from period to period by removing the impact of noncash expense items, such as impairment of broadcast licenses and depreciation and amortization. By removing the noncash items, these measures allow investors to better determine whether LBI Media will be able to meet its debt obligations as they become due; and

•	they provide a liquidity measure before the impact of a company’s capital structure by removing net interest expense items and interest rate swap expenses.

LBI Media’s management uses Adjusted EBITDA and EBITDA Margin:

•	as a measure to assist LBI Media in planning its acquisition strategy;

•	in presentations to LBI Media’s board of directors to enable them to have the same consistent measurement basis of liquidity and cash flow used by management;

•	as a measure for determining LBI Media’s operating budget and its ability to fund working capital; and

•	as a measure for planning and forecasting capital expenditures.

The table set forth below reconciles net cash provided by operating activities, calculated and presented in accordance with U.S. generally accepted accounting principles, to Adjusted EBITDA:

	Three Months Ended March 31,
	2008	2007
Net cash used in operating activities	$(4,041)	$(615)
Add:
Income tax expense	2,543	46,942
Interest expense, net	7,376	7,548
Less:
Amortization of deferred financing costs	(312)	(251)
Amortization of discount on subordinated notes	(62)	—
Amortization of program rights	(136)	(178)
Provision for doubtful accounts	(245)	(221)
Deferred compensation benefit	—	1,132
Changes in operating assets and liabilities:
Cash overdraft	(773)	—
Accounts receivable	(5)	(2,454)
Deferred compensation payment	—	1,374
Program rights	1,160	—
Amounts due from related parties	19	(9)
Prepaid expenses and other current assets	(20)	(30)
Employee advances	130	5
Accounts payable and accrued expenses	1,427	752
Accrued interest	5,285	3,471
Deferred taxes payable	(2,381)	(46,061)
Other assets and liabilities	(806)	(793)

Adjusted EBITDA	$9,159	$10,612

The following is a reconciliation of operating income to Adjusted EBITDA for LBI Media’s radio division:

	Three Months Ended March 31,
	2008	2007
Radio division operating income	$4,731	$5,489
Depreciation and amortization	1,251	1,152

Radio division Adjusted EBITDA	$5,982	$6,641

The following is a reconciliation of operating income to Adjusted EBITDA for the LBI Media’s television division:

	Three Months Ended March 31,
	2008	2007
Television division operating income	$1,945	$2,823
Depreciation and amortization	1,232	1,148

Television division Adjusted EBITDA	$3,177	$3,971

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Transcript of Conference Call on May 13, 2008 Discussing Financial Results for the Three Months Ended March 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on May 15, 2008.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Wisdom Lu
Wisdom Lu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Transcript of Conference Call on May 13, 2008 Discussing Financial Results for the Three Months ended March 31, 2008